SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HARRINGTON WEST FINANCIAL GROUP, INC.

(Exact name of Registrant as Specified in its charter)

Delaware	48-1175170

(State of incorporation or organization)	(IRS Employer Identification No.)

610 Alamo Pintado Road Solvang, California	93463

(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. / /	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. /x/

Securities Act Registration Statement file number to which this form relates: 333-99031.

Securities to be registered pursuant to section 12 (b) of the Act:

None

Securities to be registered pursuant to Section 12 (g) of the Act:

Common Stock, $0.01 par value

(Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANTS’S SECURITIES TO BE REGISTERED.

     See “Description of Capital Stock” of the Preliminary Prospectus included in the Registrant’s registration statement on Form S-1, dated August 30, 2002 (Registration No. 333-99031), as amended on October 3, 2002, October 22, 2002 and November 1, 2002, which is hereby incorporated by reference.

ITEM 2. EXHIBITS.

3.1.	Certificate of Incorporation of Harrington West Financial Corporation (1)
3.1.1	Certificate of Amendment to Certificate of Incorporation (1)
3.1.2	Second Certificate of Amendment to Certificate of Incorporation (2)
3.2	Bylaws of Harrington West Financial Group, Inc.(1)
3.2.1	Amendment to Bylaws (2)
4.0	Specimen of Stock Certificate of Harrington West Financial Group, Inc.(1)

(1)	Incorporated by reference to the exhibits filed with the Registration Statement on Form S-1 (File No. 333-99031) filed by Harrington West Financial Group, Inc., on August 30, 2002.

(2)	Incorporated by reference to the exhibits filed with the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-99031) filed by Harrington West Financial Group, Inc., on October 3, 2002.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

HARRINGTON WEST FINANCIAL GROUP, INC.

Date: November 1, 2002	By:	/s/ Craig. J. Cerny Craig J. Cerny Chairman of the Board and Chief Executive Officer